Exhibit 10.2

AGREEMENT

THIS AGREEMENT (this “Agreement”), is dated as of January 30, 2011, by and between Alpine Alpha 3, Ltd., a Delaware corporation with an address at PO Box 735, Alpine, New Jersey 07620 (the “Company”), and Alpine Venture Associates, LLC, a  (the “Consultant”).

Recitals

WHEREAS, on September 1, 2008 the Company and the Consultant entered into a Consulting Service Agreement (the “Consulting Services Agreement”), in which the Company agreed to compensate the Consultant $10,000 on a monthly basis, payable in arrears in cash or in the Company’s common stock, par value $0.001 (the “Common Stock”) with the per share price being equal to the last price paid by non-affiliate of the Company for its shares. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Consulting Services Agreement;

WHEREAS, as of the date of the Agreement, all monies and obligations owed by the Company to the Consultant under the Consulting Services Agreement were $290,000 (the “Consultant Compensation”);

WHEREAS, as of the date of the Agreement, the Company borrowed from  Consultant  an aggregate amount of $24,279.24 as set forth on Schedule I (the “Loans”, together with the Consultant Compensation hereinafter referred to as “Obligations”);

WHEREAS, the Company and the Consultant have reached an agreement to terminate the Consulting Services Agreement and convert the Obligations into equity of the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Consultant hereby agree as follows:

1.           Termination of the Consulting Services Agreement.  Notwithstanding anything to the contrary of Section 2 of the Consulting Services Agreement, the Company and the Consultant hereby agree that the Consulting Services Agreement, and any and all extensions, modifications, amendments or supplements thereto, whether oral or in writing, are hereby terminated and of no further force or effect. However, the Company’s obligation to compensate the Consultant as provided in Section 2 herein shall survive and inure to the benefits of the parties upon such termination of the Consulting Services Agreement.

2.           Payment of Obligations and Consultant’s Investment Representation.

a.           The Company and the Consultant hereby acknowledge that the total outstanding amount of the Company’s Obligations to the Consultant, as of the date of this Agreement, is $314,279.24, equal to the sum of (i) the unpaid amount of the Consultant Compensation; and (ii) the unpaid amount of Loans. In consideration of the Obligations, the Company shall, within ten (10) business days from the date of this Agreement, issue in the name of the Consultant a total of 1,000,000 shares of Common Stock, at a price of $0.314 per share (the “Shares”) in satisfaction of the Obligations.

b.           In connection with its receipt of such shares the Consultant represents to the Company as follows:

(i)           the Consultant is acquiring the Shares for investment purposes for its own account and without a present intention to distribute the Shares and the undersigned will dispose of the Shares only in accordance with the Securities Act of 1933, as amended (the “Securities Act”).

(ii)          the Consultant understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be resold, except pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act.

(iii)         the Consultant acknowledges that the certificate(s) representing the Shares will include a restrictive legend substantially as follows:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

(iv)         The Consultant is an accredited investor as such term is defined in SEC Regulation D.

(v)          The Company and its counsel are entitled to rely on this above referenced representation letter in authorizing the Company’s transfer agent to issue a certificate for the Shares.

c.           In connection with the Shares to the Consultant, the Company agrees as follows:

Following the date when legend(s) is/are no longer required to be set forth on certificate(s) representing the Shares under Securities Act, the Company will, no longer than five business days following the delivery by the Consultant to the Company of (x) the certificate(s) that represent(s) the Shares bearing a restrictive legend (the “Delivery Date”); and (y) the above referenced representation letter in the form reasonably satisfactory to the Company, deliver or cause to be delivered to the Consultant the Shares which are free of all restrictive and other legends (the “Clean Certificate(s)”). In the event that the Company shall fail to deliver to the Consultant Clean Certificate(s) on or prior to the Delivery Date, the Company shall pay to the Consultant the accrued daily interest of 10% of the total value of the Shares at the closing price on the Delivery Date.

3.           Miscellaneous.

a.           Expenses.  The Company shall bear its own costs and expenses, including legal fees, incurred or sustained in connection with the preparation of this Agreement and related matters.

b.           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing by both parties.

c.           Notices.  All notices required under this Agreement shall be deemed given when sent by overnight courier or registered or certified mail, or when sent by telecopy, telegraph or other graphic, electronic means and confirmed by overnight courier or registered or certified mail addressed to the address set forth in the preamble to this Agreement.  Either party shall have the right to change the address or name of the person to whom such notices are to be delivered by notice to the other party.

d.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties

e.           Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

f.           Governing Law.  This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without regard to conflicts of law provisions.  Any litigation between the parties shall be conducted in the state of federal courts of the State of New York.

g.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

h.           Non-Waiver.  No waiver of any provision of this Agreement shall be deemed to be nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

i.           Cumulative Remedies.  All rights and remedies of the parties under this Agreement shall be cumulative, and the exercise of any one right or remedy shall not bar the exercise of any other right or remedy.

j.           Complete Agreement.  This Agreement constitutes the entire and final agreement and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties, whether oral, written or implied.  The inclusion of this provision has been a material inducement for each of the parties to enter into this Agreement.

[Signature Pages Follow]

The parties have executed this Agreement effective as of the day and year first above written.

Company: Alpine Alpha 3, Ltd.

By:	James Edward Hahn

Signature:	/s/ James Edward Hahn
Title:	President and CEO

Consultant: Alpine Venture Associates, LLC

By:	James Edward Hahn

Signature:	/s/ James Edward Hahn
Title:	President

SCHEDULE I

LOANS

Loan Schedule from Alpine Venture Associates, LLC

Date	Memo	Debit	Credit	Balance
01/18/2008	REC PREPAYMENT OF LEGAL FEES TO GUZOV & OFSINK, LLC		5,000.00	5,000.00
02/06/2008	REC S/H LOAN - BANK DEPOSIT		5,000.00	10,000.00
05/08/2008	REC PREPAID LEGAL FEES TO GUZOV OFSINK FOR 6 30 08 FS		2,000.00	12,000.00
05/21/2008	REC LOAN FROM ALPINE VENTURE ASSOCIATES, LLC		2,300.00	14,300.00
10/24/2008	repayment of loans	10,000.00		4,300.00
02/25/2009	proceeds to pay off Alpha 1 overdraft LOC		1,024.74	5,324.74
02/25/2009	proceeds for payoff Alpha 1 overdraft LOC		82.50	5,407.24
05/22/2009	Deposit		3,272.00	8,679.24
10/06/2009	Deposit		2,300.00	10,979.24
12/03/2009	Deposit		1,000.00	11,979.24
12/30/2009	Deposit		400.00	12,379.24
01/25/2010	Loan from Alpine Ventures		6,000.00	18,379.24
04/01/2010	Deposit		600.00	18,979.24
06/02/2010	Loan from Alpine Ventures		3,300.00	22,279.24
08/27/2010	Loan from Alpine Ventures		3,000.00	25,279.24
01/20/2011	Repayment of loans before closing the Chase account	1,000.00		24,279.24
Total		11,000.00	35,279.24	24,279.24